BYLAWS
                                       OF
                             ISHOPNOMARKUP.COM, INC

                           As Adopted August 20, 1999

                                    ARTICLE I
                                     OFFICES


           Section 1.1 PRINCIPAL OFFICE. The principal office of the corporation shall be located at such place designated by the Board of Directors and the corporation may have other offices as the Board of Directors may designate or as the business of the corporation may require from time to time.

           Section 1.2 REGISTERED OFFICE. The registered office of the corporation, required by the Nevada General Corporation Law to be maintained in the State of Nevada, may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS

           Section 2.1 ANNUAL MEETINGS. The annual meeting of the shareholders shall be held at such time on such day as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transacting of such other business as may come before the meeting. If the election of directors shall not be held on the date designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

           Section 2.2 SPECIAL MEETINGS. Special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

           Section 2.3 PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.


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           Section 2.4 NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting of shareholders and the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears upon the records of the corporation, with the postage thereon prepaid. Personal deliver of any such notice to any officer of a corporation or association, or to any member of a partnership, constitutes delivery of the notice to the corporation, association or partnership.

           Section 2.5 MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Nevada, and consent to the holding of a meeting at such time and place, such meeting shall be valid with out call or notice, and at such meeting any corporate action may be taken.

           Section 2.6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, an any case, 60 days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

           Section 2.7 VOTING RECORD. The officer or agent having charge of the stock transfer books for share of the corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or without the State of Nevada, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.



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           The original stock transfer books shall be the prima facie evidence as to the identity of the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.


           Section 2.8 QUORUM. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the Nevada General Corporation Law and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed 60 days. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

           Section 2.9 MANNER OF ACTING. If a quorum is present, the affirmative vote of the majority of the share represented at the meeting and entitled to vote on the subject matter, other than the election of directors which requires a plurality, shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

           Section 2.10 PROXIES. At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 6 months from the date of its execution, unless otherwise provided in the proxy. Proxies shall be in such form as shall be required by the Board and as set forth in the notice of meeting and/or proxy or information statement concerning such meeting.

           Section 2.11 VOTING OF SHARES. Unless otherwise provided by the Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

           Section 2.12 VOTING OF SHARE BY CERTAIN SHAREHOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.




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           Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

           Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which the receiver was appointed.

           A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledges shall be entitled to vote the shares so transferred.

           Neither treasury shares of its own stock belonging to this corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

           Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefore.

           Shares held of record by a shareholder but which are held for the account of a specified person or persons may be voted by such person or persons, provided the shareholder has certified to the corporation in writing that all or a portion of the shares registered in the name of the shareholder are held for the account of such person or persons, as provided in Article VI, Section 6.6 of these Bylaws.

           Section 2.13 INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the shareholders holding a majority of shares entitled to be voted with respect to the subject matter thereof.

           Section 2.14 VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

           Section 2.15 NOT CUMULATIVE VOTING. No shareholder shall be permitted to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.


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                                   ARTICLE III
                               BOARD OF DIRECTORS

           Section 3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

           Section 3.2 NUMBER, TENURE AND QUALIFICATION. The number of directors shall be four. The number of directors fixed by these bylaws may be increased or decreased from time to time by resolution of the board of directors. The tenure of a director shall not be affected by any decrease or increase in the number of directors so made by the board. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

           Section 3.3 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings, without other notice than such resolution.

           Section 3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman, if there be one, the President, any two directors, or by such persons as are authorized to call special meetings under the Nevada General Corporation Law. The person or persons authorized to call special meetings for the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

           Section 3.5 NOTICE. Written notice of any special meeting of directors shall be given by mail to each director at his business address at least three days prior to the meeting or by personal delivery, facsimile or telegram at least 24 hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday, or holiday, to the residence address of each director, or on such shorter notice as the person or persons calling the meeting, acting in good faith, may deem necessary or appropriate in the circumstances. If mailed, such notice shall be deemed to be delivered when deposited in the Untied States mail, so addressed, with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be delivered at the time of transmission. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.



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           Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

           Section 3.6 QUORUM. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

           Section 3.7 MANNER OF ACTING. Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be an act of the Board of Directors.

           Section 3.8 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or by a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or the committee members entitled to vote with respect to the subject matter thereof. The signature on such a consent is acceptable if received by facsimile and consent may be executed in counterparts, all of which shall constitute one document.

           Section 3.9 PARTICIPATION BY ELECTRONIC MEANS. Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

           Section 3.10 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

           Section 3.11 RESIGNATION. Any director of the corporation may resign at any time by giving written notice to the President or the Secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at any such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more director shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

           Section 3.12 REMOVAL. Any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Nevada General Corporation Law.


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           Section 3.13 COMMITTEES. By resolution adopted by a majority of the
Board of Directors, the directors may designate one director to constitute a committee, any of which shall have such authority in the management of the corporation as the Board of Directors shall designate and as shall not be proscribed by the Nevada General Corporation Law. The Board of Directors may appoint natural persons who are not directors to serve on committees.

           Section 3.14 COMPENSATION. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a states salary as director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

           Section 3.15 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV
                                    OFFICERS

           Section 4.1 NUMBER. The officers of the corporation shall be a President, Secretary and Treasurer, who shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

           Section 4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

           Section 4.3 REMOVAL. Any officer or agent may be removed by the Board of Directors wherever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

           Section 4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.


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           Section 4.5 CHAIRMAN OF THE BOARD. If the directors so desire, they may elect a Chairman of the Board from among themselves. The chairman of the board shall preside at all meetings of the stockholders and of the Board of Directors. He shall have such other powers and duties as may be prescribed by the Board of Directors.

           Section 4.6 PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, if no Chairman be elected, preside at all meetings of the shareholders and of the Board of Directors. He may sign contracts, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts or other instruments not in the ordinary course of business which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. He may sign contracts, equipment leases or other instruments which arise in the ordinary course of business without the necessity of obtaining Board approval, and the execution of any such document or instrument by the Company's President pursuant to the general authority granted by the Bylaws shall be conclusive evidence of the authority of such officer to sign such instrument on behalf of the Company. He shall in general perform all duties incident to the office of President, and such other duties as may be prescribed by the Board of Directors from time to time.

           Section 4.7 THE VICE PRESIDENTS. If elected or appointed by the Board of Directors, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his death or inability to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation. Any Vice President may sign contracts, equipment leases or other instruments which arise in the ordinary course of business without the necessity of obtaining Board approval, and the execution of any such document or instrument by any of the Company's Vice Presidents pursuant to the general authority granted by the Bylaws shall be conclusive evident of the authority of such officer to sign such instrument on behalf of the Company. He shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

           Section 4.8 THE SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

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           Section 4.9 THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation;
(b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provision of the Article V of these Bylaws; and
(c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

           Section 4.10 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

           Section 4.11 BONDS. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

           Section 4.12 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

           Section 5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. Any contract, lease or other instrument which arises in the ordinary course of business may be executed by the President or any Vice President without the necessity of obtaining Board approval, and the execution of any such document or instrument by the Company's any of them pursuant to the general authority granted by the Bylaws shall be conclusive evidence of the authority of such officer to sign such instrument on behalf of the Company.

           Section 5.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

           Section 5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.


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           Section 5.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI
             SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

           Section 6.1 REGULATIONS. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

           Section 6.2 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary; provided that such signatures may be facsimile if the certificate is counter signed by a transfer agent, or registered by a registrar other than the corporation itself or its employee. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Nevada, the name of the person to whom issued, the date issuance, the class (or series of any class), the number of shares represented thereby and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request with charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and shall conform to the rules of any stock exchange on which the shares may be listed.

           The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of the stock. The corporation may, but shall not be obligated to, issue script in lieu of any fractional shares, such script to have terms and conditions specified by the Board of Directors.

           Section 6.3 CANCELLATION OF CERTIFICATES. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

           Section 6.4 LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.


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           Section 6.5 TRANSFER OF SHARES. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefore, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any shares as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statues of the State of Nevada.

            Section 6.6 SHARES HELD FOR THE ACCOUNT OF A SPECIFIED PERSON OR PERSONS. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

           (a)  The classification of shareholder who may certify;

           (b)  The purpose or purposes for which the certification may be made;

           (c) The form of certification and information to be contained therein;

           (d) If the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the corporation; and

           (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

           Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

                                   ARTICLE VII
                                  TAXABLE YEAR

           The taxable year of the corporation shall be determined by resolution of the Board of Directors.


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                                  ARTICLE VIII
                                    DIVIDENDS

           The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE IX
                                 CORPORATE SEAL

           The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the word "Seal".

                                    ARTICLE X
                                WAIVER OF NOTICE

           Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Nevada General Corporation Law, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the event or other circumstance requiring such notice, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI
                                   AMENDMENTS

           These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the corporation at which a quorum is present, or by consent minutes executed by a majority of the directors.

                                   ARTICLE XII
                               EXECUTIVE COMMITTEE

           Section 12.1 APPOINTMENT. The Board of Directors by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an Executive Committee. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

            Section 12.2 AUTHORITY. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or revocation thereof, or amending the Bylaws of the corporation.


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


           Section 12.3 TENURE AND QUALIFICATIONS. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified.

           Section 12.4 MEETINGS. Regular meetings of the Executive Committee may be held without notice at such time and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

           Section 12.5 QUORUM. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

           Section 12.6 ACTION BY EXECUTIVE COMMITTEE WITHOUT A MEETING. Any action required or permitted to be taken by the Executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members entitled to vote with respect to the subject matter thereof. The signature on such a consent is acceptable if received by facsimile and consent may be executed in counter parts, all of which shall constitute one document.

           Section 12.7 VACANCIES. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

           Section 12.8 RESIGNATIONS AND REMOVAL. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

           Section 12.9 PROCEDURE. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.




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                                  ARTICLE XIII
                                EMERGENCY BYLAWS

           The Emergency Bylaws provided in this Article XIII shall be operative if a quorum of the directors can not readily be obtained because of the some catastrophic event, notwithstanding any different provision in the preceding article of these Bylaws or in the Articles of Incorporation of the corporation or in the Nevada Revised General Corporation Law. To the extent not inconsistent with the provision of this article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Bylaws shall cease to be operative.

           During any such emergency:

           i. A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meetings.

           ii. At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

           iii. The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the offices so to do.

           iv. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the cooperative shall for any reason be rendered incapable of discharging their duties

           v. Corporate action taken in good faith in accordance with the Emergency Bylaws: (i) binds the corporation, and (ii) may not be the basis for imposition of liability on any director, officer, employee or agent of the corporation on the grounds that the action was not an authorized corporate action.

           vi. These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.



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